As filed with the Securities and Exchange Commission on June 26, 2024

Registration No. 333-280029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Montana Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	86-2962208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34361 Innovation Drive

Ronan, Montana 59864

(Address of principal executive offices) (Zip code)

Montana Technologies Corporation 2024 Incentive Award Plan

Montana Technologies Corporation 2024 Employee Stock Purchase Plan

Non-Plan Option Agreements

(Full title of the plan)

Chad MacDonald

Chief Legal Officer

34361 Innovation Drive

Ronan, Montana 59864

(Name and address of agent for service)

(800) 942-3083

(Telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

John M. Greer

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-280029), filed with the Securities and Exchange Commission on June 7, 2024 (the “Form S-8”), is being filed solely to update Exhibit 5.1 as filed with the Form S-8 to cover all securities initially registered on the Form S-8 as reflected in Exhibit 107. A revised version of Exhibit 5.1 is being filed with this amendment and should be deemed to have effect from June 7, 2024, the date of the filing of the Form S-8.

This Post-Effective Amendment No. 1 to the Form S-8 does not otherwise reflect events, results or developments occurring, or facts that have become known, after the original filing of the Form S-8. No additional securities are to be registered, and registration fees were paid upon filing of the original Form S-8.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
5.1*	Opinion of Latham & Watkins LLP.

23.1#	Consent of BDO USA, P.C.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1#	Montana Technologies Corporation 2024 Incentive Award Plan (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2024).

99.2#	Montana Technologies Corporation 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2024).

99.3#	Form of Stock Option Agreement under Montana Technologies Corporation 2024 Incentive Award Plan (incorporated by reference to Exhibit 99.3 of the Company’s Form S-8 filed with the SEC on June 7, 2024).

99.4#	Form of Restricted Stock Unit Award Agreement under Montana Technologies Corporation 2024 Incentive Award Plan (incorporated by reference to Exhibit 99.4 of the Company’s Form S-8 filed with the SEC on June 7, 2024).

99.5#	Montana Technologies Corporation Form of Non-Plan Option Agreement (incorporated by reference to Exhibit 99.5 of the Company’s Form S-8 filed with the SEC on June 7, 2024).

107#	Filing Fee Table.

*	Filed herewith.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ronan, Montana, on June 26, 2024.

MONTANA TECHNOLOGIES CORPORATION

By:	/s/ Matthew Jore
	Name:	Matthew Jore
	Title:	Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Matthew Jore	Chief Executive Officer and Directors	June 26, 2024
Matthew Jore	(Principal Executive Officer)

/s/ Stephen Pang	Chief Financial Officer	June 26, 2024
Stephen Pang	(Principal Financial Officer)

/s/ Jeff Gutke	Chief Administrative Officer	June 26, 2024
Jeff Gutke	(Principal Accounting Officer)

/s/ *	Director	June 26, 2024
Max Baucus

/s/ *	Director	June 26, 2024
Paul Dabbar

/s/ *	Director	June 26, 2024
Patrick C. Eilers

/s/ *	Director	June 26, 2024
Stuart D. Porter

/s/ *	Director	June 26, 2024
Dr. Marwa Zaatari

/s/ *	Director	June 26, 2024
Ajay Agrawal

/s/ *	Director	June 26, 2024
Kyle Derham

* By:	/s/ Matthew Jore
Matthew Jore
Attorney-in-Fact

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